Exhibit 5.1

NEW YORK		HANOI
LONDON		HO CHI MINH CITY
SINGAPORE	FIRM and AFFILIATE OFFICES	SHANGHAI
PHILADELPHIA		ATLANTA
CHICAGO		BALTIMORE
WASHINGTON, DC		WILMINGTON
SAN FRANCISCO		MIAMI
SILICON VALLEY		BOCA RATON
SAN DIEGO		PITTSBURGH
LOS ANGELES		NORTH JERSEY
BOSTON	www.duanemorris.com	LAS VEGAS
HOUSTON		SOUTH JERSEY
DALLAS		SYDNEY
FORT WORTH		MYANMAR
AUSTIN
ALLIANCES IN MEXICO

July 10, 2026

Service Properties Trust
Two Newton Place
255 Washington Street, Suite 300

Newton, MA 02458-1634

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as Maryland counsel to Service Properties Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the registration of 800,000 common shares of beneficial interest (the “Shares”), $.01 par value per share (the “Common Shares”), of the Company that the Company may issue pursuant to the Service Properties Trust Third Amended and Restated 2012 Equity Compensation Plan (the “Plan”), covered by the above-referenced Registration Statement, and all amendments thereto (collectively, the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

For purposes of rendering this opinion letter, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

1.               the Registration Statement;

2.               the Plan;

Duane Morris llp
1201 wills street, suite 330, baltimore md 21231	PHONE: +1 410 949 2900 FAX: +1 410 949 2901

Service Properties Trust

July 10, 2026

3.               a certified copy of the Amended and Restated Declaration of Trust of the Company filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) on August 21, 1995 (the “Amended and Restated Declaration of Trust”);

4.               certified copies of the Articles of Amendment of the Company filed with SDAT on June 2, 1997, the Articles Supplementary of the Company filed with SDAT on June 2, 1997, the Articles Supplementary of the Company filed with SDAT on April 8, 1999, the Articles Supplementary of the Company filed with SDAT on May 16, 2000, the Articles Supplementary of the Company filed with SDAT on December 9, 2002, the Articles of Amendment of the Company filed with SDAT on May 24, 2006, the Articles Supplementary of the Company filed with SDAT on February 16, 2007, the Articles of Amendment of the Company filed with SDAT on March 5, 2007, the Articles Supplementary of the Company filed with SDAT on March 5, 2007, the Articles of Amendment of the Company filed with SDAT on May 16, 2007, the Articles of Amendment of the Company filed with SDAT on April 15, 2010, the Articles of Amendment filed with SDAT on January 18, 2012, the Articles Supplementary of the Company filed with SDAT on January 18, 2012, the Articles Supplementary of the Company filed with SDAT on June 10, 2014, the Articles of Amendment of the Company filed with SDAT on June 10, 2014, the Articles Supplementary of the Company filed with SDAT on April 20, 2017, the Articles of Amendment of the Company filed with SDAT on June 13, 2019, the Articles of Amendment of the Company filed with SDAT on September 20, 2019, the Articles Supplementary of the Company filed with SDAT on June 10, 2020, the Articles of Amendment of the Company filed with SDAT on June 10, 2020, the Articles of Amendment of the Company filed with SDAT on March 30, 2026 and the Articles of Amendment of the Company filed with SDAT on July 6, 2026 (together with the Amended and Restated Declaration of Trust, the “SVC Charter”);

5.               a certified copy of the Third Amended and Restated Bylaws of the Company dated June 14, 2024 (the “SVC Bylaws”; together with the SVC Charter, the “SVC Organizational Documents”);

6.               a copy of the resolutions adopted by the board of trustees of the Company, or a duly authorized committee of the board of trustees of the Company, relating to, among other things, the approval of the Plan and the issuance of the Shares (the “Resolutions”);

7.               an officer’s certificate of the Company as to, among other things, the authenticity and completeness of the SVC Organizational Documents, the Resolutions, and other matters that we have deemed necessary and appropriate (together with the SVC Organizational Documents and Resolutions, the “SVC Documents”); and

8.               a certificate of status of the Company from SDAT dated July 9, 2026 (the “Good Standing Certificate”).

Service Properties Trust

July 10, 2026

The documents referenced above in items 1 through 8 are referred to herein as the “Documents”.

We have also examined such other certificates of public officials, such other certificates of officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. Other than the foregoing Documents, we have not reviewed any other documents. We have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects, and we have no reason to believe that the same are not true, complete and accurate in all material respects.

In such examination, we have assumed: (i) the genuineness of all signatures; (ii) the legal capacity of all natural persons; (iii) the authenticity and completeness of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents; (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects; (vi) that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; (vii) that the representations, warranties, statements and information contained in the Documents and the Good Standing Certificate or other comparable documents from public officials dated prior to the date hereof are complete and accurate as of the date hereof; (viii) that all persons executing the Documents on behalf of any party (other than the Company) are duly authorized; (ix) that each of the parties (other than the Company) has duly and validly executed and delivered the Documents and the party’s obligations are valid and legally binding obligations enforceable in accordance with the terms thereof; (x) that the Documents accurately reflect the complete understanding of the parties with respect to the transactions contemplated by the Documents and the rights and obligations of the parties thereunder; (xi) that there has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise; (xii) that the Shares will not be issued or transferred in violation of any restriction or limitation contained in Article V of the SVC Charter, Articles VIII and IX of the SVC Bylaws or the Plan; and (xiii) that, upon the issuance of any Shares, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the SVC Charter.

As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents and upon the representations and warranties contained in the Documents and other documents delivered pursuant thereto, and the Good Standing Certificate, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof. Except as expressly set forth in this opinion letter, we have not undertaken any independent investigation, examination or inquiry to confirm or determine the existence or absence of facts, searched the books or records of the Company, searched any internal files, court files, public records, or other information, collected or examined or reviewed any communications, instruments, agreements, documents, financial statements or tax filings, minutes, records or liens.

Service Properties Trust

July 10, 2026

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1.               The Company is a real estate investment trust that is validly existing and in good standing under the laws of the State of Maryland.

2.               The issuance of the Shares has been duly authorized by all necessary real estate investment trust action on the part of the Company and, when issued and delivered by the Company pursuant to the terms of the Resolutions and the Plan and otherwise in accordance with the terms and conditions of the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state or jurisdiction. In delivering our opinion in paragraph 1 hereof regarding the valid existence and good standing of the Company, we have relied solely upon the Good Standing Certificate, and such opinion is limited to the date and meaning ascribed to such terms in such Good Standing Certificate by the respective public official that issued such Good Standing Certificate.

We express no opinion as to compliance with, or the applicability of, federal or state securities laws, including the securities laws of the State of Maryland, or federal or state laws regarding fraudulent transfers. The opinions expressed herein are subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinions expressed herein are rendered only as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no other opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Current Report on Form 8-K relating to the Offering to be filed by the Company on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement. By giving such consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Duane Morris LLP